EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



iCAD, Inc.
Nashua, NH


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004, relating to the financial statements and schedule of iCAD, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ BDO Seidman, LLP

Boston, Massachusetts
September 29, 2004